EXHIBIT 99







                Certification Pursuant to 18 U.S.C. Section 1350





In connection with the Annual Report of the Molycorp, Inc. 401(k) Retirement Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersinged, Molycorp, Inc., as Plan Administrator, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my actual knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.




Date:  June 27, 2003                      MOLYCORP, INC., as Plan Adminstrator

                                          By: /s/ Roger T. Inabu
                                              ---------------------------
                                              Roger T. Inabu
                                              Comptroller


                                 Attest:  /s/ Paul R. Moore
                                          ------------------------
                                          Paul R. Moore
                                          Assistant Secretary